SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No. )


Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

         /X/      Preliminary Proxy Statement
         / /      Confidential, for Use of the Commission Only (as permitted by
         / /      Rule 14a-6(e)2))
         / /      Definitive Proxy Statement
         / /      Definitive Additional Materials
         / /      Soliciting   Material  Pursuant  to  Rule  14a-11(c)  or  Rule
                  14(a)-12


                         SHEFFIELD PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)



--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)


         Payment of filing fee (check the appropriate box):

         /X/      No fee required.

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------


         (2)      Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------


         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

         / /      Fee paid previously with preliminary materials.


        / /       Check  box if any part of the fee is  offset  as  provided  by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:



--------------------------------------------------------------------------------


         (2)      Form, Schedule or Registration Statement no.:



--------------------------------------------------------------------------------


         (3)      Filing Party:



--------------------------------------------------------------------------------


         (4)      Date Filed:

                         SHEFFIELD PHARMACEUTICALS, INC.
                       425 South Woodsmill Road, Suite 270
                            St. Louis, Missouri 63017
                            ------------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                January 20, 2000
                             ----------------------

To the Stockholders of SHEFFIELD PHARMACEUTICALS INC.:

         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of SHEFFIELD PHARMACEUTICALS, INC., a Delaware Corporation (the "Company"), will be held at the Company's offices at 425 South Woodsmill Road, Suite 270, St. Louis, Missouri 63017 on Thursday, January 20, 2000 at 10:00 a.m., local time, for the following purposes:

         1. To approve the issuance of the Company's Series D Cumulative Convertible Exchangeable Preferred Stock and the Company's Common Stock issuable upon conversion of such Preferred Stock; and

         2. To approve the issuance of Series E Cumulative Convertible Non-Exchangeable Preferred Stock and the Company's Common Stock issuable upon conversion of such Preferred Stock.


         Only stockholders of record at the close of business on ____________, 1999 are entitled to notice of, and to vote at, the Special Meeting.

                                   By Order of the Board of Directors

                                   SCOTT A. HOFFMANN
                                   Secretary
Dated: St. Louis, Missouri
___________, 1999


             WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE SPECIAL
           MEETING YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE
                ENCLOSED PROXY IN THE ENVELOPE THAT IS PROVIDED,
                   WHICH REQUIRES NO POSTAGE IF MAILED IN THE
                                 UNITED STATES.

                         SHEFFIELD PHARMACEUTICALS, INC.
                       425 South Woodsmill Road, Suite 270
                            St. Louis, Missouri 63017
                            -------------------------

                               PROXY STATEMENT FOR
                         SPECIAL MEETING OF STOCKHOLDERS
                                January 20, 2000
                            -------------------------

                                  INTRODUCTION

         This Proxy Statement is furnished to the stockholders of SHEFFIELD PHARMACEUTICALS, INC., a Delaware Corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of Proxies for a Special Meeting of Stockholders to be held at the Company's offices at 425 South Woodsmill Road, Suite 270, St. Louis, Missouri 63017 on Thursday, January 20, 2000 at 10:00 a.m., local time, or at any adjournments thereof. The approximate date on which this Proxy Statement and the accompanying Proxy will be first sent or given to stockholders is ___________, 1999.

                        RECORD DATE AND VOTING SECURITIES

         The voting securities of the Company outstanding on ___________, 1999 consisted of __________ shares of the Company's common stock, par value $.01 per share ("Common Stock"), entitling the holders thereof to one vote per share. Only holders of record of Common Stock as of that date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A majority of the outstanding shares of Common Stock present in person or by proxy is required for a quorum.

                            PROXIES AND VOTING RIGHTS

         Shares of Common Stock represented by Proxies, in the accompanying form of Proxy, which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares represented thereby will be voted (i) to approve the issuance of the Company's Series D Cumulative Convertible
Exchangeable Preferred Stock ("Series D Preferred Stock"), the issuance of additional shares of Series D Preferred Stock issuable as dividends on the Series D Preferred Stock and the issuance of the Common Stock issuable upon conversion of Series D Preferred Stock and (ii) to approve the issuance of the Company's Series E Convertible Non-Exchangeable Preferred Stock ("Series E Preferred Stock"), the issuance of additional shares of Series E Preferred Stock issuable as dividends on the Series E Preferred Stock and the issuance of Common Stock issuable upon conversion of the Series E Preferred Stock.

         The execution of a Proxy will in no way affect a stockholder's right to attend the Special Meeting and vote in person. Any Proxy executed and returned by a stockholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Special Meeting or by execution of a subsequent Proxy which is presented to the Special Meeting, or if the stockholder attends the Special Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. Broker "non-votes" and the shares of Common Stock as to which a stockholder abstains are included for purposes of determining the presence or absence of a quorum at the Special Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker "non-votes" are not included in the tabulation of the voting results on issues requiring approval of the majority of the votes present and, therefore, do not have the effect of votes in opposition in such tabulations. An abstention from voting on a matter or a Proxy instructing that a vote be withheld has the same effect as a vote against a matter since it is one less vote for approval.

         All expenses in connection with this solicitation will be borne by the Company. It is expected that solicitations will be made primarily by mail, but regular employees or representatives of the Company may also solicit Proxies by telephone, telegraph or in person, without additional compensation. In addition, the Company has engaged MacKenzie Partners, Inc., a proxy solicitation firm, to assist in the solicitation of Proxies and will pay such firm a fee, estimated at $3,000, plus reimbursement of reasonable out-of-pocket expenses. The Company will, upon request, reimburse brokerage houses and persons holding shares in the names of their nominees for their reasonable expenses in sending solicitation material to their principals.

Recommendation of the Board of Directors

         The Board of Directors of the Company recommends that the stockholders vote "for" both proposals.

Interest of Certain Directors in the Transaction

         Elan International Services, Ltd. ("EIS") is currently a principal holder of the Company's Common Stock. See "Security Ownership" below. EIS also owns all outstanding shares of the Company's Series C Cumulative Convertible Preferred Stock ("Series C Preferred Stock"), the Company's Series D Preferred Stock and the Company's Series F Cumulative Convertible Non-Exchangeable Preferred Stock ("Series F Preferred Stock"). EIS has also committed to purchase, at the Company's option and subject to satisfaction of certain conditions, shares of the Series E Preferred Stock. Pursuant to an agreement between the Company and EIS entered into in 1998, EIS acquired all outstanding shares of Series C Preferred Stock and also received the right to appoint a designee to the Company's Board of Directors. Todd Davis, EIS's designee, has served as a Director of the Company since September 1998 and was re-elected to the Board of Directors of the Company at the Annual Meeting of Stockholders of the Company held on June 29, 1999. Mr. Davis is an employee of Elan Pharmaceutical Research Company, an affiliate of EIS.

                     GENERAL DESCRIPTION OF THE TRANSACTION

         The following summary of certain provisions of the Securities Purchase Agreement dated October 18, 1999 (the "Purchase Agreement"), by and between the Company and EIS, the Certificate of Designations of the Series D Preferred Stock (the "Series D Certificate of Designations") , the Certificate of Designations of the Series E Preferred Stock (the "Series E Certificate of Designations"), the Certificate of Designations of the Series F Preferred Stock (the "Series F Certificate of Designations") and the Registration Rights Agreement dated October 18, 1999 (the "Registration Rights Agreement"), by and between the Company and EIS, is qualified in its entirety by reference to such documents which are incorporated herein by reference. The Purchase Agreement, the Series D Certificate of Designations, the Series E Certificate of Designations, the Series F Certificate of Designations and the Registration Rights Agreement were included as exhibits to the Company's Report on Form 8-K, which was filed with the Securities and Exchange Commission on November 2, 1999.

         On October 18, 1999, the Company and EIS entered into certain licensing and financing transactions related to the development of respiratory pharmaceutical products using technologies developed, owned and/or licensed by both the Company and EIS. In order to effect these transactions, the Company formed a Bermuda subsidiary of the Company ("Newco") to which both the Company and EIS licensed certain respiratory pharmaceutical technologies and compounds and to which the Company and EIS contributed an aggregate of $15,000,000. Following such contribution and as of the date of this Proxy Statement, the Company and EIS owned 80.1% and 19.9%, respectively, of the outstanding capital stock of Newco. As a related component of these transactions, the Company and EIS entered into the Purchase Agreement pursuant to which the Company issued to EIS 12,015 shares Series D Preferred Stock for an aggregate purchase price of $12,015,000, and 5,000 shares of Series F Preferred Stock, as well as a warrant to purchase 150,000 shares of Common Stock (the "Warrant") for an aggregate purchase price of $5,000,000. The Warrant is exercisable on or after October 18, 2002 and until October 18, 2006 at an exercise price of $6.00 per share (subject to adjustment pursuant to applicable anti-dilution provisions). In addition, EIS has committed to purchase, at the Company's option (subject to satisfaction of certain conditions), up to 4,005 shares of Series E Preferred Stock at a price per share of $1,000.

         The shares of Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock issued or issuable to EIS are unregistered and are subject to transfer restrictions imposed by the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the Registration Rights Agreement, EIS has been granted certain rights to require the Company to register the shares of Common Stock issuable upon conversion of the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock (collectively, the "Preferred Stock") and issuable upon exercise of the Warrant. See "-- Registration Rights."

         Based on its evaluation of the Purchase Agreement and the transactions relating to the formation and funding of Newco, the Board of Directors has recommended that the Company's stockholders vote in favor of the issuance of the shares of Series D Preferred Stock and Series E Preferred Stock and the issuance of shares of Common Stock issuable upon conversion of Series D Preferred Stock and Series E Preferred Stock.

         In the event that the Company does not obtain such stockholder approval for the issuance of the Series D Preferred Stock as contemplated by this Proxy Statement by October 18, 2000, the Company will be required to exchange all outstanding shares of Series D Preferred Stock for senior promissory notes as provided for in the Series D Certificate of Designations. See "Terms of the Series D Preferred Stock -- Exchange Rights -- Mandatory Exchange". In the event the Company does not obtain stockholder approval for the issuance of the Series E Preferred Stock as contemplated by this Proxy Statement by October 18, 2000, the Company will be unable to issue any additional shares of Series E Preferred Stock to EIS and will be required to exchange any outstanding shares of Series E Preferred Stock for senior promissory notes as provided in the Series E Certificate of Designations. See "Terms of the Series E Preferred Stock -
Mandatory Exchange." The failure to receive shareholder approval for the issuances of the Series D Preferred Stock, the Series E Preferred Stock and the shares of Common Stock issuable upon conversion of such Preferred Stock, and the resultant exchange for senior promissory notes of the Company would substantially increase the Company's indebtedness and may materially and adversely impact the Company's ability to raise additional funds through future equity or debt financings.

         In connection with the purchase of Preferred Stock by EIS pursuant to the Purchase Agreement, the Company and EIS entered into the Registration Rights Agreement that provides certain registration rights in respect of the Common Stock issuable upon conversion of the Preferred Stock and the Warrants (the "Registrable Securities"). The holders of at least 50% of the authorized and outstanding shares of Preferred Stock (the "Requisite Holders") have the right on one occasion to demand the registration of the Registrable Securities. The holders of Registrable Securities will also generally be entitled to unlimited "piggyback" registration rights in connection with any other registrations of securities by the Company.

         Additionally, pursuant to a letter agreement, Elan Corporation, plc. and its subsidiaries, have agreed not to purchased the Company's Common Stock in open market transactions or in tender or exchange offers. This restriction will terminate on the earlier of October 18, 2001, upon the acquisition of beneficial ownership (by anyone other than Elan Corporation, plc. and its subsidiaries) of 15% of the Company's Common Stock or the commencement of a tender or exchange offer for the Company's Common Stock by anyone other than Elan Corporation plc or its subsidiaries.


                                 PROPOSAL NO. 1

         APPROVAL OF THE ISSUANCE OF SERIES D PREFERRED STOCK AND THE ISSUANCE OF COMMON STOCK ISSUABLE UPON CONVERSION OF SERIES D PREFERRED STOCK

         The Company is seeking stockholder approval, pursuant to Paragraph 7.12(a) of the Listing, Standards, Policies and Requirements of the American Stock Exchange (the "AMEX"), of (i) the issuance of 12,015 of Series D Preferred Stock to EIS, (ii) the issuance of additional shares of Series D Preferred Stock issuable as dividends on Series D Preferred Stock and (iii) the issuance of shares of Common Stock issuable upon the conversion of Series D Preferred Stock.

         Paragraph 7.12(a) requires stockholder approval as a prerequisite to approval of applications to list additional shares to be issued as sole or partial consideration in connection with an acquisition if any individual director, officer or substantial shareholder of the listed company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction and the present or potential issuance of common stock, or securities convertible into common stock, could result in an increase in outstanding common shares of 5% or more.

         On October 18, 1999, pursuant to the Purchase Agreement described below, the Company issued an aggregate of 12,015 shares of Series D Preferred Stock to EIS. The 12,015 shares of Series D Preferred Stock are convertible into 2,472,222 shares of Common Stock (subject to adjustment pursuant to applicable anti-dilution provisions) representing 9.1% (8.3% on a fully diluted basis) of the outstanding Common Stock as of October 18, 1999.

TERMS OF THE SERIES D PREFERRED STOCK

         Set forth below is a summary of certain terms of the Series D Preferred Stock. This summary is not complete and is qualified in its entirety by reference to the Series D Certificate of Designations.

RANKING

         The Series D Preferred Stock ranks (i) prior to the Common Stock; (ii) prior to any class or series of capital stock of the Company created after October 18, 1999 other than Pari Passu Securities (defined below) (collectively, with the Common Stock, the "Junior Securities"); (iii) pari passu with the Company's Series C Cumulative Convertible Preferred Stock ( the "Series C
Preferred Stock"); (iv) pari passu with the Series E Preferred Stock; (v) pari passu with the Company's Series F Convertible Non-Exchangeable Preferred Stock (the "Series F Preferred Stock"); and (vi) pari passu with any class or series of capital stock of the Company created after October 18, 1999 specifically ranking on parity with the Series D Preferred Stock (collectively, with the Series C Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, the "Pari Passu Securities").

LIQUIDATION PREFERENCE

         Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, no distribution shall be made to the holders of any Junior Securities unless, prior to such distribution, the holders of Series D Preferred Stock shall have received the liquidation preference of $1,000 per share, plus accrued and unpaid dividends through this date of such liquidation, dissolution or winding up. If upon the occurrence of such event, the assets and funds available for distribution among the holders of Series D Preferred Stock and for holders of Pari Passu Securities are insufficient to permit the payment to such holders of the preferential payments payable thereon, then the entire assets and funds of the Company legally available for distribution to the Series D Preferred Stock and Pari Passu Securities shall be distributed ratably among such shares.

DIVIDENDS

         Holders of Series D Preferred Stock are entitled to receive, out of funds legally available for the payment of dividends, dividends at the rate of 7.0% per annum (computed on the basis of a 360-day year) on the $1,000 stated value of each outstanding share of Series D Preferred Stock, payable on and as of the most recent dividend payment date. Dividends on the Series D Preferred Stock shall be cumulative from the date of issue or the most recent dividend payment date upon which dividends have been paid on the Series D Preferred Stock by the Company.

         Dividends on the Series D Preferred Stock are payable in equal semi-annual installments on April 18 and October 18 of each year, commencing April 18, 2000 and ending October 18, 2005, to the holders of record of shares of the Series D Preferred Stock.

         Dividends on the outstanding shares of Series D Preferred Stock are to be paid through the issuance of duly and validly authorized and issued, fully paid and non-assessable shares of Series D Preferred Stock to be issued at the rate of one (1) share of Series D Preferred Stock for each $1,000 of dividend due and payable. No fractional shares of the Series D Preferred Stock shall be issued as dividend shares. Instead of any fractional shares of Series D Preferred Stock which would otherwise be issuable as Dividend Shares, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to $1,000 times the fractional interest.

         In the event that, after October 18, 2000, the payment of any dividend shares upon the Series D Preferred Stock to EIS or its affiliates (collectively, the "Elan Companies") would result in the Elan Companies' fully-diluted ownership of Common Stock (assuming the conversion into Common Stock of all options, warrants and other securities convertible or exchangeable into Common Stock beneficially owned by the Elan Companies), to exceed 49.9% of the then outstanding Common Stock, such excess dividends shall be paid to the Elan Companies through issuance by the Company of senior promissory notes in an aggregate principal amount equal to each dividend payment amount then payable (collectively, the "Dividend Notes"). Each Dividend Note shall provide for an annual interest rate of 7.0% and repayment on October 18, 2005 and such other terms as are contained in the form of Dividend Note attached as an exhibit to the Series D Certificate of Designations.

CONVERSION

         Holders of shares of the Series D Preferred Stock shall have the right, exercisable at any time after October 18, 2001 and prior to October 18, 2005, to convert all or any such shares of the Series D Preferred Stock into the number of shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) determined by dividing (1) the aggregate liquidation preference of the shares of Series D Preferred Stock to be converted by (2) $4.86 (the "Series D Conversion Price"). Upon conversion, no adjustment or payment will be made for dividends, but if any holder surrenders a share of the Series D Preferred Stock for conversion after the close of business on the record date for the payment of a dividend and prior to the opening of business on the next dividend payment date, then, notwithstanding such conversion, the dividend payable on such dividend payment date will be paid to the registered holder of such share on such record date. In such event, such share, when surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding dividend payment date, must be accompanied by payment of an amount equal to the dividend payable on such dividend payment date on the share so converted.

         No fractional shares of the Common Stock or scrip representing fractional shares shall be issued upon conversion of shares of the Series D Preferred Stock. If more than one share of the Series D Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of the Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series D Preferred Stock so surrendered. Instead of any fractional shares of the Common Stock which would otherwise be issuable upon conversion of any shares of the Series D Preferred Stock, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the current market price for the Common Stock on the last trading day preceding the applicable date of conversion.

EXCHANGE OF SERIES D PREFERRED STOCK

         Optional Exchange. Elan Companies holding at least a majority of the outstanding shares of Series D Preferred Stock shall have the right, upon written notice to the Company, to require the Company to exchange all outstanding shares of Series D Preferred Stock and all outstanding Dividend Notes as of any dividend payment date (such date being the "Exchange Date") for the greater of (i) 7,224 shares of preferred stock of Newco, subject to adjustment for split, stock dividends and similar events occurring in respect of Newco capital stock, or (ii) a number of shares of Newco capital stock which, together with the shares of Newco capital stock originally issued to EIS equals fifty percent (50%) of the then outstanding Newco capital stock as of the Exchange Date, with such capital stock to be delivered to all holders of Series D Preferred Stock on a pro rata basis based on their respective holdings of Series D Preferred Stock on the Exchange Date.

         The rights of holders of Series D Preferred Stock to exchange shares of Series D Preferred Stock shall terminate upon the earlier of (i) October 18, 2005 and (ii) the delivery to the Company of a notice for conversion of shares of Series D Preferred Stock.

         Mandatory Exchange. On or before October 18, 2000, the Company is required to notify each holder of Series D Preferred Stock, in writing, (i) that the issuance and listing upon the AMEX of the shares of Common Stock issuable upon conversion of the Series D Preferred Stock, has been approved or ratified by the stockholders of the Company in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the rules and regulation of the AMEX or (ii) that such approval or ratification is not required by the rules of the AMEX. In the event that the Company fails to provide such written notice on or before October 18, 2000 (a) all outstanding shares of Series D Preferred Stock shall be deemed exchanged for senior promissory notes (the "Series D Exchange Notes") in the respective principal amounts equal to the aggregate liquidation preference of all shares of Series D Preferred Stock held by each respective holder of Series D Preferred Stock as of the date of such exchange and (b) from and after October 18, 2000, all shares of Series D Preferred Stock (including dividend shares) shall be deemed to have been exchanged for Series D Exchange Notes, all dividends on the Series D Preferred Stock shall cease to accrue, and all rights of holders of Series D Preferred Stock shall cease and terminate and all shares of Series D Preferred Stock shall not be deemed outstanding for any purpose whatsoever, except for the right to receive the Series D Exchange Notes. All Series D Exchange Notes shall provide for the payment of interest at an annual rate of 7.0%, the repayment of the principal amounts thereof on October 18, 2005 and such other terms as are contained in the form of Series D Exchange Note attached as an exhibit to the Series D Certificate of Designations.

ADJUSTMENTS

         The Series D Conversion Price and the number of shares issuable upon conversion of Series D Preferred Stock are subject to adjustment from time to time upon the occurrence of (i) a reorganization of the Company, (ii) certain mergers or consolidations involving the Company, (iii) the sale or transfer of the Company's properties and assets as, or substantially as, an entirety, (iv) certain changes of the securities into which the Series D Preferred Stock is convertible, (v) the entitlement of the holders of the securities into which Series D Preferred Stock is convertible to receive, without payment therefor, of additional stock or other securities or property (other than cash) and (vi) repurchases or redemptions by the Company of any Common Stock (or rights, options or warrants granting the holder thereof to acquire Common Stock) involving an aggregate repurchase or redemption price in excess of $500,000 at a per share price that is greater than 150% of the current market price as of the day prior to such repurchase or redemption.

GENERAL VOTING RIGHTS

         To the extent that, under the DGCL, the vote of the holders of the Series D Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the holders of at least a majority of the shares of the Series D Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series D Preferred Stock (except as otherwise may be required under the DGCL) shall constitute the approval of such action by the class. To the extent that, under the DGCL, holders of the Series D Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series D Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such shares are convertible as of the record date for the taking of such vote of shareholders. Holders of the Series D Preferred Stock shall be entitled to notice of all shareholder meetings or written consents (and copies of proxy materials and other information sent to shareholders) with respect to which they would be entitled as of right under the DGCL, which notice would be provided pursuant to the Corporation's bylaws and the DGCL.

         Except as described in the preceding paragraph and in "Protective Provisions" below, holders of Series D Preferred Stock shall have no voting right.

PROTECTIVE PROVISIONS

         So long as shares of Series D Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent, as provided by the DGCL) of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock:

         (a) create any new class or series of capital stock having a preference superior to the Series D Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Company ("Senior Securities") or alter or change the rights, preferences or privileges of any Senior Securities so as to affect adversely the Series D Preferred Stock; or

         (b) amend or alter, whether by merger, consolidation or otherwise, any of the provisions of the Certificate of Incorporation that would change the preferences, rights or privileges with respect to the Series D Preferred Stock so as to affect the Series D Preferred Stock adversely.

         In the event holders of at least a majority of the then outstanding shares of Series D Preferred Stock agree to allow the Company to amend or alter the preferences, rights or privileges of the shares of Series D Preferred Stock, pursuant to subsection (b) above, so as to affect adversely the Series D Preferred Stock, then the Company will deliver notice of such approved change to the holders of the Series D Preferred Stock that did not agree to such amendment or change and such dissenting holders shall have the right to convert or to continue to hold their shares of Series D Preferred Stock. The rights of holders of Series D Preferred Stock under these protective provisions shall terminate on October 18, 2005.

USE OF PROCEEDS

         All of the proceeds of its issuance of Series D Preferred Stock ($12,015,000) were used by the Company to satisfy its initial funding and capitalization requirements for Newco.

PREEMPTIVE RIGHTS

         Pursuant to the Purchase Agreement, for a period of four years after October 18, 1999, EIS is entitled to participate in any convertible or exchangeable debt, equity, warrant or convertible securities financing undertaken by the Company in order that EIS may maintain its then current pro rata percentage equity ownership interest (on a fully diluted basis) of the Company. Notwithstanding the foregoing, this preemptive right shall terminate and be of no further force and effect at such time as equity ownership interest of EIS and its affiliates in the Company falls below 5%, on a fully-diluted basis. Such participation by EIS shall be on terms no less attractive to EIS than those offered to any other potential investor in a capital raising financing; provided, that such preemptive right shall not apply to (i) any bona fide offering to the public pursuant to the Securities Act, or (ii) an offering of securities solely in connection with (a) an acquisition of assets, merger, consolidation or similar transaction with an unaffiliated third party, or (b) an employee stock option plan.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                FOR THIS PROPOSAL


                                 PROPOSAL NO. 2

    APPROVAL OF THE ISSUANCE OF SERIES E PREFERRED STOCK AND THE ISSUANCE OF
      COMMON STOCK ISSUABLE UPON THE CONVERSION OF SERIES E PREFERRED STOCK

         The Company is seeking stockholder approval, pursuant to Paragraph 7.12(a) of the Listing, Standards, Policies and Requirements of the AMEX, of
(i) the issuance of 4,005 shares of Series E Preferred Stock to EIS, (ii) the issuance of additional shares of Series E Preferred Stock issuable as dividends on Series E Preferred Stock and (iii) the issuance of shares of Common Stock issuable upon the conversion of Series E Preferred Stock.

         Paragraph 7.12(a) requires stockholder approval as a prerequisite to approval of applications to list additional shares to be issued as sole or partial consideration in connection with an acquisition if any individual director, officer or substantial shareholder of the listed company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction and the present or potential issuance of common stock, or securities convertible into common stock, could result in an increase in outstanding common shares of 5% or more.

         On October 18, 1999, pursuant to the terms of the Purchase Agreement and in the same transaction that the Company issued EIS 12,015 shares Series D Preferred Stock, 5,000 shares of Series F Preferred Stock and the Warrant EIS committed to purchase, at the Company's option (subject to satisfaction of certain conditions), up to 4,005 shares of Series E Preferred Stock at a price per share of $1,000. See "Proposal No. 1 - General Description of the Transaction" above. As of the date of this Proxy Statement, no shares of Series E Preferred Stock have been issued. The 4,005 shares of Series E issuable to EIS pursuant to the Purchase Agreement will be convertible into 1,029,563 shares of Common Stock (subject to adjustment pursuant to applicable anti-dilution provisions) representing 3.8% (3.6% on a fully diluted basis) of the outstanding Common Stock as of October 18, 1999.

TERMS OF THE SERIES E PREFERRED STOCK

         Set forth below is a summary of certain terms of the Series E Preferred Stock. This summary is not complete and is qualified in its entirety by reference to the Series E Certificate of Designations. Except as summarized below, rights, designations and other terms of the Series E Preferred Stock are substantially the same as the terms of the Series D Preferred Stock. See "Proposal No. 1 - Terms of the Series D Preferred Stock" above.

RANKING

         The Series E Preferred Stock ranks (i) prior to the Common Stock; (ii) prior to any Junior Securities; (iii) pari passu with the Series C Preferred Stock; (iv) pari passu with the Series D Preferred Stock; (v) pari passu with the Series F Preferred Stock; and (vi) pari passu with any class or series of capital stock of the Company created after October 18, 1999 specifically ranking on parity with the Series E Preferred Stock.

DIVIDENDS

         Holders of Series E Preferred Stock are entitled to receive, out of funds legally available for the payment of dividends, dividends at the rate of 9.0% per annum (computed on the basis of a 360-day year) on the $1,000 stated value of each outstanding share of Series E Preferred Stock, payable on and as of the most recent dividend payment date. Dividends on the Series E Preferred Stock shall be cumulative from the date of issue or the most recent dividend payment date upon which dividends have been paid on the Series E Preferred Stock by the Company.

CONVERSION

         Holders of shares of the Series E Preferred Stock shall have the right, exercisable at any time after October 18, 2001 and prior to October 18, 2005, to convert all or any such shares of the Series E Preferred Stock into the number of shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) determined by dividing (1) the aggregate liquidation preference of the shares of Series E Preferred Stock to be converted by (2) $3.89, subject to adjustment pursuant to applicable anti-dilution provisions.

 EXCHANGE OF SERIES E PREFERRED STOCK

         Optional Exchange. The Elan Companies do not have optional exchange rights in respect of the Series E Preferred Stock comparable to the optional exchange provisions associated with the Series D Preferred Stock summarized under "Proposal No. 1 - Terms of the Series D Preferred Stock - Optional Exchange" above.

         Mandatory Exchange. On or before October 18, 2000, the Company is required to notify each holder of Series E Preferred Stock, in writing, (i) that the issuance and listing upon the AMEX of the shares of Common Stock issuable upon conversion of the Series E Preferred Stock has been approved or ratified by the stockholders of the Company in accordance with the DGCL and the rules and regulation of the AMEX or (ii) that such approval or ratification is not required by the rules of the AMEX. In the event that the Company fails to provide such written notice on or before October 18, 2000 (a) all outstanding shares of Series D Preferred Stock shall be deemed exchanged for senior promissory notes (the "Series E Exchange Notes") in the respective principal amounts equal to the aggregate liquidation preference of all shares of Series E Preferred Stock held by each respective holder of Series E Preferred Stock as of the date of such exchange and (b) from and after October 18, 2000, all shares of Series E Preferred Stock (including dividend shares) shall be deemed to have been exchanged for Series E Exchange Notes, all dividends on the Series E Preferred Stock shall cease to accrue, and all rights of holders of Series E Preferred Stock shall cease and terminate and all shares of Series E Preferred Stock shall not be deemed outstanding for any purpose whatsoever, except for the right to receive the Series E Exchange Notes. All Series E Exchange Notes shall provide for the payment of interest at an annual rate of 9.0%, the repayment of the principal amounts thereof on October 18, 2005 and such other terms as are contained in the form of Series E Exchange Note attached as an exhibit to the Series E Certificate of Designations.

USE OF PROCEEDS

         All of the proceeds of the Company's issuance of Series E Preferred Stock (up to $4,005,000) must be used by the Company to satisfy its future funding and capitalization requirements for Newco.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                FOR THIS PROPOSAL

                               SECURITY OWNERSHIP

         The voting securities of the Company outstanding on November 16, 1999 consisted of 27,296,346 shares of Common Stock. The following table sets forth information concerning ownership of the Company's Common Stock, as of November 16, 1999, by (i) each director, (ii) each executive officer, (iii) all directors and executive officers as a group, and (iv) each person who, to the knowledge of management, owned beneficially more than 5% of the Common Stock.


                                                                            SHARES            PERCENT OF
                                                                         BENEFICIALLY         OUTSTANDING
                    BENEFICIAL OWNER(1)                                    OWNED(2)         COMMON STOCK(2)
                    -------------------                                    --------         ---------------
Elan International Services, Ltd.                                      15,675,878(3)           40.8%
Inpharzam International S.A.                                            2,646,153(4)            9.7%
Thomas M. Fitzgerald                                                      471,597(5)            1.7%
Loren G. Peterson                                                         406,000(6)            1.5%
David A. Byron                                                            355,500(7)            1.3%
Carl F. Siekmann                                                          357,000(8)            1.3%
Scott A. Hoffmann                                                          56,700(9)              *
John M. Bailey                                                           105,000(10)              *
Digby W. Barrios                                                          60,000(11)              *
George R. Griffiths                                                    2,646,153(12)            9.7%
Todd C. Davis                                                         15,715,878(13)           40.9%
All Directors and Executive Officers as a Group                          20,173,828            51.0%

-----------------
*        Less than 1%

(1) The persons named in the table, to the Company's knowledge, have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes hereunder.

(2) Calculations assume that all options and warrants held by each director, director nominee and executive officer and exercisable within 60 days after November 16, 1999 have been exercised.

(3) Based solely upon information in Amendment No. 1 to the Schedule 13D of Elan International Services, Ltd. dated as of November 4, 1999 and filed with the Securities and Exchange Commission. Includes 11,104,450 shares of Common Stock issuable upon exercise of warrants, conversion of Series C Preferred Stock and a Convertible Promissory Note. The address of Elan International Services, Ltd. set forth in such amended
         Schedule  13D is 102 St.  James  Court,  Flatts,  Smiths  Parish  FL04,
         Bermuda.

(4) Based solely upon information in the Schedule 13D of Inpharzam International S.A., an affiliate of Zambon Group, SPA, dated June 15, 1998 and filed with the Securities and Exchange Commission. The address of Inpharzam International S.A. set forth in such Schedule 13D is Via Industria 1, 7814 Cadempino, Switzerland.

(5) Includes 455,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days after November 16, 1999. Mr. Fitzgerald's address is c/o Sheffield Pharmaceuticals, Inc., 425 South Woodsmill Road, Suite 270, St. Louis, Missouri 63017.

(6) Includes 185,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days after November 16, 1999. 4,000 of these shares are held by Mr. Peterson as custodian for the benefit of his children. Mr. Peterson disclaims beneficial ownership of such shares. Mr. Peterson's address is c/o Sheffield Pharmaceuticals, Inc., 425 South Woodsmill Road, Suite 270, St. Louis, Missouri 63017.

(7) Includes 150,000 shares of Common Stock issuable upon exercise of option exercisable within 60 days after November 16, 1999. Mr. Byron's address is c/o Sheffield Pharmaceuticals, Inc., 425 South Woodsmill Road, Suite 270, St. Louis, Missouri 63017.

(8) Includes 150,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days after November 16, 1999. Mr. Siekmann's address is c/o Sheffield Pharmaceuticals, Inc., 425 South Woodsmill Road, Suite 270, St. Louis, Missouri 63017.

(9) Includes 50,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days after November 16, 1999. Mr. Hoffman's address is c/o Sheffield Pharmaceuticals, Inc. 425 South Woodsmill Road, Suite 270, St. Louis, Missouri 63017.

(10) Includes 105,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days after November 16, 1999. Mr. Bailey's address is c/o Sheffield Pharmaceuticals, Inc., 425 South Woodsmill Road, Suite 270, St. Louis, Missouri 63017.

(11) Includes 55,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days after November 16, 1999. Mr. Barrios' address is c/o Sheffield Pharmaceuticals, Inc., 425 South Woodsmill Road, Suite 270, St. Louis, Missouri 63017.

(12) Includes 2,646,153 shares held by Inpharzam International S.A. Mr. Griffiths, an officer of Zambon Company, an affiliate of Inpharzam International S.A., disclaims any beneficial ownership interest in such shares. Mr. Griffiths address is c/o Zambon Company, One Meadowland Plaza, East Rutherford, New Jersey 07073.

(13) Includes 40,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days after November 16, 1999. Also includes 4,571,428 shares held by Elan International Services, Ltd., 11,104,450 shares of Common Stock issuable upon exercise of warrants, conversion of Series C Preferred Stock and a Convertible Promissory Note. Mr. Davis, an employee of Elan Pharmaceutical Research Company, an affiliate of Elan International Services Ltd., a Bermuda company, disclaims any beneficial ownership interest in such shares. Mr. Davis' address is c/o Elan Pharmaceuticals Research Corp., 1300 Gould Drive, Gainesville, GA 30504.

                              STOCKHOLDER PROPOSALS

         To the extent required by law, any stockholder proposal intended for presentation at next year's annual stockholders' meeting must be received at the Company's principal executive offices prior to February 11, 2000.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company incorporates by reference the following documents heretofore filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

                  (a) Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Commission.

                  (b) Quarterly Report of the Company on Form 10-Q for the quarterly period ended September 30, 1999 as filed with the Commission.

                  (c) Report of the Company on Form 8-K as filed with the Commission on November 2, 1999, containing the Series D Certificate of Designations, the Series E Certificate of Designations, the Securities Purchase Agreement and the Registration Rights Agreement.

         All documents filed by the Company after the date of this Proxy Statement pursuant to the Exchange Act, prior to January 20, 2000, are deemed to be incorporated by reference in this Proxy Statement and shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Proxy Statement shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference in this Proxy Statement) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Proxy Statement has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Proxy Statement by reference. Written requests for such copies should be directed to Sheffield Pharmaceuticals, Inc., 425 South Woodsmill Road, Suite 270, St. Louis, Missouri 63017, Attention: Scott A. Hoffmann, Chief Financial Officer and Secretary. Oral requests should be directed to Mr. Hoffmann at (314) 579-9899.

                                        By Order of the Board of Directors


                                       SCOTT A. HOFFMANN
                                       Secretary

Dated:   St. Louis, Missouri
         ___________, 1999

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                         SHEFFIELD PHARMACEUTICALS, INC.

                    Proxy -- Special Meeting of Stockholders
                                January 20, 2000

                  The undersigned, a stockholder of Sheffield Pharmaceuticals, Inc., a Delaware corporation (the "Company"), does hereby appoint Thomas M. Fitzgerald and Loren G. Peterson, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at the offices of the Company located at 425 South Woodsmill Road, Suite 270, St. Louis Missouri 63017, on January 20, 2000, at 10:00 a.m., local time, or at any adjournment or adjournments thereof.

         The undersigned hereby instructs said proxies or their substitutes:

         1.       APPROVAL OF SERIES D PREFERRED STOCK:

                  To vote on the issuance of the Company's Series D Cumulative Convertible Exchangeable Preferred Stock and the Company's Common Stock issuable upon conversion of such Preferred Stock.

         FOR__________             AGAINST  __________       ABSTAIN  __________


         2.       APPROVAL OF SERIES E PREFERRED STOCK:

                  To vote on the issuance of the Company's Series E Cumulative Convertible Non-Exchangeable Preferred Stock and the Company's Common Stock issuable upon conversion of such Preferred Stock.

         FOR__________             AGAINST__________         ABSTAIN__________

         THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED (i) FOR THE APPROVAL OF THE SERIES D PREFERRED STOCK AND (ii) FOR THE APPROVAL OF THE SERIES E PREFERRED STOCK.

         The undersigned hereby revokes any proxy or proxies heretofore given and ratifies and confirms that all the proxies appointed hereby, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Special Meeting and Proxy Statement, both dated ___________, 1999.

Dated _______________________, 1999/2000 (circle one)

_____________________________ (L.S.)

_____________________________ (L.S.)
                  Signature(s)

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When signing on behalf of a corporation, you should be an authorized officer of such corporation, and please give your title as such.